Exhibit 99.1

iPower Highlights Strengthened Balance Sheet Position and Increased Strategic Flexibility

Cash and marketable digital assets held in collateral account provide enhanced financial flexibility as Company evaluates future growth opportunities

RANCHO CUCAMONGA, California, April 29, 2026 — iPower Inc. (Nasdaq: IPW) (“iPower” or the “Company”), a technology- and data-driven supply chain and infrastructure provider for online retailers and brands, today provided an update on its balance sheet position and financial flexibility.

As of April 28, 2026, the Company’s collateral account includes approximately $2.2 million of U.S. dollar cash, 15.1 Bitcoin and 301.1 Ethereum. Based on current reference market prices, the aggregate reference market value of the cash and marketable digital assets held in the collateral account is approximately $4.05 million, compared with an approximately $3.69 million remaining note balance outstanding to the Company’s institutional investor.

The Company believes this position enhances its financial flexibility and provides additional optionality as it continues to execute its operating strategy, improve efficiency, and evaluate future growth opportunities.

“Strengthening our balance sheet remains a key priority for iPower,” said Lawrence Tan, Chief Executive Officer of iPower. “Our current position provides the Company with greater flexibility as we continue to improve our operating platform, evaluate strategic opportunities and position the business for long-term shareholder value creation.”

iPower remains focused on disciplined capital allocation, operational efficiency, and building a stronger foundation for future growth. The Company believes its improved balance sheet position may support a broader range of strategic initiatives, including operating partnerships, platform expansion, technology initiatives, supply chain optimization and other opportunities aligned with its long-term business strategy.

“Our focus is on building a stronger and more flexible company,” continued Tan. “We believe disciplined execution, a more efficient operating structure, and improved financial flexibility can create a stronger foundation for iPower’s next phase of growth.”

The Company emphasized that it will continue to evaluate capital allocation decisions based on market conditions, liquidity needs, contractual obligations and strategic priorities. The reference market value described above is not intended to represent contractual collateral calculations, covenant compliance, payoff amounts, conversion values, premiums, fees, accrued interest, or any other contractual amounts that may apply under the Company’s financing documents.

About iPower Inc.

iPower Inc. (Nasdaq: IPW) is a technology- and data-driven supply chain and infrastructure provider for online retailers and brands, operating at the intersection of digital assets and real-world commerce. The Company delivers procurement, fulfillment, logistics and software-enabled services, and is executing a broader crypto strategy through licensed partners and compliant infrastructure. For more information, please visit www.meetipower.com.

Forward-Looking Statements

All statements other than statements of historical fact in this press release are forward-looking statements. Forward-looking statements can be identified because they contain words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “predict,” “project,” “target,” “potential,” “seek,” “will,” “would,” “could,” “should,” “continue,” “contemplate,” “plan,” and other words and terms of similar meaning. Such statements involve known and unknown risks and uncertainties and are based on current expectations and projections. Actual results may differ materially from those set forth herein. iPower undertakes no obligation to update forward-looking statements except as required by law. Investors are encouraged to review iPower’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Media & Investor Contact

IPW.IR@meetipower.com